Exhibit 1.01

Conflict Minerals Report of Celestica Inc.

For the reporting period from January 1, 2020 to December 31, 2020

This Conflict Minerals Report (“CMR”) of Celestica Inc. (“Celestica” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2020 to December 31, 2020.

Introduction

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”).  The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Celestica is a multinational electronics manufacturing services (“EMS”), hardware platform and supply chain solutions company headquartered in Toronto, Canada. The Company’s global network consists of approximately 38 sites in 14 countries in North America, Europe and Asia.  The Company manufactures, or contracts to manufacture, certain products for which Conflict Minerals are necessary to their functionality or production.

Celestica builds products for a wide variety of leading original equipment manufacturers (“OEMs”), cloud-based and other service providers, and other companies in a wide range of industries, to be marketed under the customers’ brands. Typically, the customer specifies all parts to be included in the product through an Approved Vendor List (“AVL”). As a result, Celestica does not control the selection of suppliers or materials sources unless specifically instructed to do so by its customers.

Description of the Company’s Products Covered by this CMR

This CMR relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2020.

These products, which are referred to in this CMR collectively as the “Covered Products,” consist of printed circuit board assemblies and complete system builds for the following: government certified and highly-specialized manufacturing, electronic and enclosure-related services for aerospace and defense customers; high-precision semiconductor and display equipment and integrated subsystems; a wide range of industrial automation, controls, test and measurement devices; advanced solutions for surgical instruments, diagnostic imaging and patient monitoring; efficiency products to help manage and monitor the energy and power industries; and routers, switches, data center interconnects, servers and storage-related products to manage digital connectivity, commerce and social media applications.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

In accordance with Rule 13p-1, the Company has conducted in good faith a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals necessary to the functionality or production of the products it manufactures or contracts to manufacture.  This RCOI was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries and whether any of such Conflict Minerals may be from recycled or scrap sources.

Celestica engaged with its immediate (Tier 1) suppliers to collect information about the presence and sourcing of Conflict Minerals used in products and components supplied to the Company. For new Tier 1 suppliers that came on board in 2020, such engagement also included the provision of Celestica’s Conflict Minerals Policy to such suppliers, and education on Celestica’s position regarding Conflict Minerals sourcing practices and the requirements of Rule 13p-1.  Information was collected using the Conflict Minerals Reporting Template (“CMRT”), a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”).

Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary Conflict Minerals, as well as their origin. Additional supplier contacts were conducted to address various issues, including implausible statements regarding no presence of Conflict Minerals, incomplete data on the CMRT, responses that did not identify smelters or refiners, responses which indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelter or refiners (“SORs”), but not verified as such through further analysis and research.

In addition to the RCOI, the Company also exercised due diligence on the source and chain of custody of its necessary Conflict Minerals where the Company, based on its RCOI, had reason to believe that such Conflict Minerals may have originated in the Covered Countries and may not be from recycled or scrap sources.

The following criteria were used to determine which supply chains and associated SORs were moved to the due diligence step:

∙	Supplier reported sourcing from Covered Countries;
∙	Provided SOR data indicated sourcing from a mine located in the Covered Countries;
∙	Listed SOR has been reported to source from a mine located in the Covered Countries (based on information contained within our internal database, which includes information from independent certification programs, and from Internet research/available public reports);
∙	An indication that the SOR sourced from a Covered Country; or
∙	Information provided about the SOR indicated the origin of the materials was not from a known reserve.

A total of 2,691 suppliers were surveyed as part of the RCOI process. Of these suppliers, 2,547 provided responses, and of those, 56.26% responded “yes” as to having one or more of the Conflict Minerals as necessary to the functionality or production of the products they supply to Celestica. An aggregate of 683 individuals SORs (treating each smelter identification number as pertaining to a separate SOR) were identified as used by such suppliers; however, the SOR information obtained from suppliers pertained to all customers of such suppliers, and did not correspond specifically to products/components supplied to the Company.

The Company’s due diligence measures were designed to conform to the framework in the Organization for Economic Cooperation and Development’s (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) and accompanying Supplements.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals.  The Company does not purchase Conflict Minerals directly from mines or SORs.  The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products.  However, because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company has also taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The OECD Guidance identifies five due diligence steps:

Step	1: Establish Strong Company Management Systems
Step	2: Identify and Assess Risks in the Supply Chain
Step	3: Design and Implement a Strategy to Respond to Identified Risks
Step	4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
Step	5: Report Annually on Supply Chain Due Diligence

It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. As Celestica is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

In addition to the RCOI described in detail above, the following constitute the procedures the Company used to identify supply chain risks in relation to Conflict Minerals in the Covered Products, and the due diligence activities undertaken to respond to those risks.

OECD Guidance Step 1: Establish strong company management systems

A management system is a framework of policies, procedures, processes and organizational structures that help enable a company to complete all tasks necessary to achieve its objectives. Celestica has established such a system by taking the following steps.

Adopt a conflict minerals policy

Celestica’s Conflict Minerals Policy is publicly available at www.celestica.com (under “About Us — Compliance and Ethics”). It states:

The mining and trading of Coltan (the metal ore from which Tantalum is extracted), Wolframite (the metal ore from which Tungsten is extracted), Cassiterite (the metal ore from which Tin is extracted), and Gold, and their respective derivatives, originating from the Democratic Republic of Congo (“DRC”) or adjoining countries (the “DRC Region”) has financed conflict, resulting in widespread human rights violations and environmental degradation. Section 1502(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Conflict Minerals Law”) requires SEC reporting companies to undertake an inquiry as to the source and chain of custody of conflict minerals and to make certain disclosures in connection therewith.

Celestica fully supports the objectives of this legislation, which aims to minimize violence and human rights violations in the DRC Region. We will comply with all applicable obligations under Conflict Minerals Law. Celestica expects that all suppliers comply with Conflict Minerals Law and provide all necessary declarations using the RMI Conflict Minerals Reporting Template. These measures will be used in conjunction with industry initiatives such as the Responsible Minerals Assurance Process (RMAP), to reasonably assure that the Tantalum, Tungsten, Tin or Gold in the products we manufacture do not directly or indirectly finance or benefit armed groups in the DRC Region. Celestica will assess future business with suppliers who are noncompliant with this policy.

Celestica is committed to ethical practices and compliance with applicable laws and regulations wherever it does business.

Assemble an internal team to support supply chain due diligence

Celestica has established a management system for Conflict Minerals. This management system includes an internal Conflict Minerals steering committee made up of senior management from Corporate Compliance, Finance, Supply Chain Management and Commodity Management functions, and a Supply Chain Management Environmental Engineering team to manage Conflict Minerals activities. The steering committee is updated on the results of Celestica’s due diligence efforts on a regular basis.

Establish a system of controls and transparency over the mineral supply chain

To provide better transparency within Celestica’s mineral supply chains and to facilitate communication of policies and expectations, Celestica has established an internal system to identify suppliers in Celestica’s mineral supply chains and the relationships between them, collect, store, and review information on Conflict Minerals sourcing practices, track information on SORs, and flag risks based on SOR sourcing practices.

Strengthen company engagement with suppliers

Celestica engaged with suppliers through multiple communication outreaches by email and phone to educate suppliers on Celestica’s expectations for sourcing and its Conflict Minerals Policy, and the requirements of Rule 13p-1.  Suppliers were provided various avenues to obtain additional information and guidance regarding Celestica’s Conflict Minerals compliance program, including on-line access to Celestica’s Conflict Minerals Policy, and contact email addresses and telephone numbers for obtaining answers to questions and/or guidance on completing Celestica’s information requests.

OECD Guidance Step 2: Identify and Assess Risks in the Supply Chain

The following steps are recommended by the OECD to identify and assess risks in mineral supply chains.

Identify the SORs in the supply chain

The Company attempted to obtain information on identified SORs using Celestica’s Conflict Minerals database, which includes information provided  through internet searches, other research activities (e.g., reviewing government databases and industry and trade organization lists), and contact with suppliers providing SOR information on their reporting templates. The Company also followed up where a sourcing location provided (country of mine origin) is not believed to be a known reserve for the given metal.

Identified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the RMIs Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association’s Responsible Gold Audit Programme and the Responsible Jewellery Council’s Chain-of-Custody Certification Program. Suppliers and products associated with certified SORs were assumed to meet the OECD Guidance due diligence standards and responsibly source their materials.

OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks

Celestica implemented the following measures to address high risk SORs.

Report findings to senior management

A regular update is provided to Celestica’s Conflict Minerals steering committee on the progress and findings of the RCOI and due diligence.

Devise and adopt a risk management plan, monitor and track risk mitigation, and evaluate supplier relationship

Celestica builds products for leading OEMs and other companies according to specifications provided by the customer to Celestica. Typically, the customer specifies all parts included in the product through an AVL. As a result, Celestica does not control selection of suppliers or materials sources unless specifically instructed to do so by its customers. If a risk is identified, Celestica will inform the customer of the risk in the supply chain and work with such customer to manage and mitigate the risk.

For parts that Celestica designs or over which Celestica has engineering control, if a risk is identified, Celestica will express its concerns to the relevant suppliers about providing revenue to armed groups within the Covered Countries. Celestica will work with suppliers to provide a roadmap intended to ensure that the Conflict Minerals they supply to Celestica will be responsibly sourced. If a supplier refuses to comply, Celestica will assess future business with the supplier.

OECD Guidance Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

This OECD step does not require or define audits for downstream companies.  However, downstream companies can support these audits by supporting or joining industry organizations.

Celestica does not typically have a direct relationship with Conflict Minerals SORs and does not perform direct audits of these entities within its supply chain. However, as a member of the Responsible Business Alliance (“RBA”), Celestica participates in ongoing discussions and updates of the RMI RMAP, an audit program designed to validate SORs’ sourcing practices.  Through the RMAP validation process, which is voluntary, an independent third party audits the procurement and processing activities of a SOR to determine if it has the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.

OECD Guidance Step 5: Report Annually on Supply Chain Due Diligence.

In fulfilling this step, Celestica’s Conflict Minerals steering committee:

a.	Provided management with periodic process updates during the reporting period and through the filing date;

b.	Informed management of due diligence efforts and results; and

c.	Completed and filed this Conflict Minerals Report, and the Form SD to which it relates, which are publicly available at www.celestica.com.

Due Diligence Results

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine the particular facilities used to process Conflict Minerals in the Covered Products. SOR information was obtained from most (but not all) suppliers, and the SOR information that was obtained from suppliers was at a company or division level, not at a product level, and as a result, we cannot determine which of the identified SORs are actually in Celestica’s supply chain.

With respect to the 683 SORs identified as used by the Company’s suppliers, 246 were certified as Conformant by RMAP or another recognized certification program (LBMA Responsible Gold Certification or Responsible Jewellery Council Chain-of-Custody Certification). In addition, 23 SORs were identified as “active,” i.e., they have committed to undergo a RMAP audit. The 683 SORs that were identified pursuant to the due diligence process, and their certification status, where applicable, are set forth below.

Facility Name	Metal	Certification
8853 S.p.A.	Gold	RMAP
A.L.M.T. Corp.	Gold
Abington Reldan Metals, LLC	Gold
Advanced Chemical Company	Gold	RMAP
African Gold Refinery	Gold
Aida Chemical Industries Co., Ltd.	Gold	RMAP
Al Etihad Gold Refinery DMCC	Gold	RMAP
Al Ghaith Gold	Gold
Alexy Metals	Gold	Active
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	RMAP
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	RMAP
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	RMAP
Argor-Heraeus S.A.	Gold	RMAP

ARY Aurum Plus	Gold
Asahi Pretec Corp.	Gold	RMAP
Asahi Refining Canada Ltd.	Gold	RMAP
Asahi Refining USA Inc.	Gold	RMAP
Asaka Riken Co., Ltd.	Gold	RMAP
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
AU Traders and Refiners	Gold	RMAP
Augmont Enterprises Private Limited	Gold	Active
AURA-II	Gold
Aurubis AG	Gold	RMAP
Baiyin Nonferrous Metals Corporation (BNMC)	Gold
Bangalore Refinery	Gold	RMAP
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	RMAP
Bauer Walser AG	Gold	RJC
Boliden AB	Gold	RMAP
C. Hafner GmbH + Co. KG	Gold	RMAP
C.I Metales Procesados Industriales SAS	Gold	Active
Caridad	Gold
CCR Refinery - Glencore Canada Corporation	Gold	RMAP
Cendres + Metaux S.A.	Gold	RMAP
CGR Metalloys Pvt Ltd.	Gold
Chimet S.p.A.	Gold	RMAP
Chugai Mining	Gold	RMAP
CV Serumpun Sebalai	Gold
Daejin Indus Co., Ltd.	Gold
Daye Non-Ferrous Metals Mining Ltd.	Gold	LBMA
Degussa Sonne / Mond Goldhandel GmbH	Gold
Dijllah Gold Refinery FZC	Gold
DODUCO Contacts and Refining GmbH	Gold	RMAP
Dongguan CameroonChemical Materials Co., Ltd	Gold
Dongguan City up another metal copper processing plant	Gold
Dongguan Standard Electronic Material Co., Ltd	Gold
Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	Gold
Dong-Wo Co., Ltd.	Gold
Dowa	Gold	RMAP
DSC (Do Sung Corporation)	Gold	RMAP
Dujinshui zhihuan fanying	Gold
Eco-System Recycling Co., Ltd. East Plant	Gold	RMAP
Eco-System Recycling Co., Ltd. North Plant	Gold	RMAP
Eco-System Recycling Co., Ltd. West Plant	Gold	RMAP
Elemetal Refining, LLC	Gold

Emerald Jewel Industry India Limited (Unit 1)	Gold
Emerald Jewel Industry India Limited (Unit 2)	Gold
Emerald Jewel Industry India Limited (Unit 3)	Gold
Emerald Jewel Industry India Limited (Unit 4)	Gold
Emirates Gold DMCC	Gold	RMAP
Faggi Enrico S.p.A.	Gold
Feinhutte Halsbrucke GmbH	Gold
Fidelity Printers and Refiners Ltd.	Gold
Fujairah Gold FZC	Gold
GCC Gujrat Gold Centre Pvt. Ltd.	Gold
Geib Refining Corporation	Gold	RMAP
Gejiu Yunxi Group Corp.	Gold
Gold Coast Refinery	Gold
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	RMAP
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	LBMA
guang dong jin xian gao xin cai liao gong si	Gold
Guangdong Hongjin Gold and Silver Smelter	Gold
Guangdong Hua Jian Trade Co., Ltd.	Gold
Guangdong Jinding Gold Limited	Gold
Guangzhou King's high-tech materials	Gold
Guixi Smelter	Gold
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold
Hang Seng Technology	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Hanhua jinshu	Gold
Heimerle + Meule GmbH	Gold	RMAP
Henan Yuguang Gold & Lead Co., Ltd.	Gold
Heraeus Germany GmbH Co. KG	Gold	Active
Heraeus Metals Hong Kong Ltd.	Gold	RMAP
Heraeus Precious Metals New York LLC	Gold
Hetai Gold Mine	Gold
Honorable Hardware Craft Product Limited Company	Gold
Hop Hing electroplating factory Zhejiang	Gold
Hunan Chenzhou Mining Co., Ltd.	Gold
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold
Hung Cheong Metal Manufacturing Limited	Gold
HwaSeong CJ Co., Ltd.	Gold
Industrial Refining Company	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	RMAP
International Precious Metal Refiners	Gold	Active
Ishifuku Metal Industry Co., Ltd.	Gold	RMAP

ISLAND GOLD REFINERY	Gold
Istanbul Gold Refinery	Gold	RMAP
Italpreziosi	Gold	RMAP
JALAN & Company	Gold
Japan Mint	Gold	RMAP
Jiangxi Copper Co., Ltd.	Gold	RMAP
Jinlong Copper Co., Ltd.	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold
JSC Novosibirsk Refinery	Gold	RMAP
JSC Uralelectromed	Gold	RMAP
JX Nippon Mining & Metals Co., Ltd.	Gold	RMAP
K.A. Rasmussen	Gold
Kaloti Precious Metals	Gold
Kazakhmys Smelting LLC	Gold
Kazzinc	Gold	RMAP
Kemet Blue Powder	Gold
Kennecott Utah Copper LLC	Gold	RMAP
KGHM Polska Miedz Spolka Akcyjna	Gold	RMAP
Kojima Chemicals Co., Ltd.	Gold	RMAP
Korea Metal Co., Ltd.	Gold
Korea Zinc Co., Ltd.	Gold	RMAP
Kundan Care Products Ltd.	Gold
Kyrgyzaltyn JSC	Gold	RMAP
Kyshtym Copper-Electrolytic Plant ZAO	Gold
L'azurde Company For Jewelry	Gold
Lee Iken	Gold
lianqi plating Ltd	Gold
LiBaoJia	Gold
Lingbao Gold Co., Ltd.	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
Linwu Xianggui Ore Smelting Co., Ltd.	Gold
L'Orfebre S.A.	Gold	RMAP
LS-NIKKO Copper Inc.	Gold	RMAP
LT Metal Ltd.	Gold	RMAP
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
Marsam Metals	Gold	RMAP
Materion	Gold	RMAP
Matsuda Sangyo Co., Ltd.	Gold	RMAP
MD Overseas	Gold
Metal Concentrators SA (Pty) Ltd.	Gold	RMAP
Metalli Preziosi S.p.A.	Gold

Metallix Refining Inc.	Gold	Active
Metallo Chimique	Gold
Metalor Technologies (Hong Kong) Ltd.	Gold	RMAP
Metalor Technologies (Singapore) Pte., Ltd.	Gold	RMAP
Metalor Technologies (Suzhou) Ltd.	Gold	RMAP
Metalor Technologies S.A.	Gold	RMAP
Metalor USA Refining Corporation	Gold	RMAP
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	RMAP
Mitsubishi Materials Corporation	Gold	RMAP
Mitsui Mining and Smelting Co., Ltd.	Gold	RMAP
MMTC-PAMP India Pvt., Ltd.	Gold	RMAP
Modeltech Sdn Bhd	Gold
Morris and Watson	Gold
Morris and Watson Gold Coast	Gold
Moscow Special Alloys Processing Plant	Gold	RMAP
N.E. Chemcat	Gold
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	RMAP
NANCHUANGSHENGHUA NON-FERROUS MEATAL ALLOY FACTORY	Gold
Navoi Mining and Metallurgical Combinat	Gold	RMAP
NH Recytech Company	Gold
Nihon Material Co., Ltd.	Gold	RMAP
Nihon Superior Co., Ltd.	Gold
Nohon Material Corporation	Gold
NORSUN CIRCUITED ENTERPRISE CO. LTD	Gold
Nyrstar Metals	Gold
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	RMAP
Ohura Precious Metal Industry Co., Ltd.	Gold	RMAP
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	RMAP
OJSC Kolyma Refinery	Gold
PAMP S.A.	Gold	RMAP
Pease & Curren	Gold
Penglai Penggang Gold Industry Co., Ltd.	Gold
Planta Recuperadora de Metales SpA	Gold	RMAP
Pogo Gold Mining	Gold
Precious Metals Sales Corp.	Gold
Prioksky Plant of Non-Ferrous Metals	Gold	RMAP
PT Aneka Tambang (Persero) Tbk	Gold	RMAP
PX Precinox S.A.	Gold	RMAP
QG Refining, LLC	Gold

Rand Refinery (Pty) Ltd.	Gold	RMAP
Realized the Enterprise Co., Ltd.	Gold
Refinery of Seemine Gold Co., Ltd.	Gold
REMONDIS PMR B.V.	Gold	RMAP
Republic Metals Corporation	Gold
Rio Tinto Group	Gold
Royal Canadian Mint	Gold	RMAP
rui sheng	Gold
SAAMP	Gold	RMAP
Sabin Metal Corp.	Gold
Safimet S.p.A	Gold	RMAP
SAFINA A.S.	Gold	RMAP
Sai Refinery	Gold
Samduck Precious Metals	Gold	RMAP
Samhwa non-ferrorus Metal ind.co.ltd	Gold
SAMWON Metals Corp.	Gold
Sancus ZFS (L’Orfebre, SA)	Gold
SAXONIA Edelmetalle GmbH	Gold	RMAP
Schone Edelmetaal B.V.	Gold
Sellem Industries Ltd.	Gold
SEMPSA Joyeria Plateria S.A.	Gold	RMAP
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	Gold
Shandong Gold Smelting Co., Ltd.	Gold	RMAP
Shandong Hengbang Smelter Co., Ltd.	Gold
Shandong Humon Smelting Co., Ltd.	Gold
Shandong Jin Jinyin Refining Ltd.	Gold
Shandong Jun Mai Fu	Gold
Shandong penglai gold smelter	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold
Shandong Yanggu Xiangguang Co., Ltd.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	RMAP
Shanghai Jinsha Shiye Co.,Ltd.	Gold
Shanghai Yueqiang Metal Products Co., Ltd.	Gold
Shenzhen Heng Zhong Industry Co., Ltd.	Gold
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold
Shirpur Gold Refinery Ltd.	Gold
Sichuan Tianze Precious Metals Co., Ltd.	Gold	RMAP
Singway Technology Co., Ltd.	Gold	RMAP
Sino-Platinum Metals Co., Ltd.	Gold
So Accurate Group, Inc.	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RMAP

Solar Applied Materials Technology Corp.	Gold	RMAP
Sovereign Metals	Gold
State Research Institute Center for Physical Sciences and Technology	Gold
Sudan Gold Refinery	Gold
Sumitomo Metal Mining Co., Ltd.	Gold	RMAP
SungEel HiMetal Co., Ltd.	Gold	RMAP
Suntain Co., Ltd.	Gold
Super Dragon Technology Co., Ltd.	Gold
SuZhou ShenChuang recycling Ltd.	Gold
Suzhou University Special Chemical Reagent Co., Ltd	Gold
T.C.A S.p.A	Gold	RMAP
Tai zhou chang san Jiao electron Co.,Ltd	Gold
Taicang City Nancang Metal Material Co., Ltd.	Gold
TAIWAN TOTAI CO., LTD.	Gold
Tai'zhou City Yangtze River Delta Electron Ltd.	Gold
Taizhou Delta Electronics Co., Ltd.	Gold
Taizhou mayor triangle electronic Co., LTD	Gold
Tanaka Kikinzoku Kogyo K.K.	Gold	RMAP
Tokuriki Honten Co., Ltd.	Gold	RMAP
Tong Ling Jin Dian Electrical Technology Co., Ltd.	Gold
TONGDING METALLIC MATERIAL CO.LTD	Gold
Tongling Nonferrous Metals Group Co., Ltd.	Gold
TOO Tau-Ken-Altyn	Gold	RMAP
Torecom	Gold	RMAP
Tsai Brother industries	Gold
TSK Pretech	Gold	RMAP
Umicore Brasil Ltda.	Gold
Umicore Precious Metals Thailand	Gold	RMAP
Umicore S.A. Business Unit Precious Metals Refining	Gold	RMAP
Uniforce Metal Industrial Corp.	Gold
United Precious Metal Refining, Inc.	Gold	RMAP
Universal Precious Metals Refining Zambia	Gold
Valcambi S.A.	Gold	RMAP
Viagra Di precious metals (Zhaoyuan) Co., Ltd.	Gold
Wam Technologies Taiwan Co., Ltd.	Gold
WANG TING	Gold
Western Australian Mint (T/a The Perth Mint)	Gold	RMAP
WIELAND Edelmetalle GmbH	Gold	RMAP
Wuxi City Precious Metal Electronic Material Fty	Gold
WUXI YUNXI SANYE SOLDER FACTORY	Gold

Wuzhong Group	Gold
Xiamen JInbo Metal Co., Ltd.	Gold
Yamakin Co., Ltd.	Gold	RMAP
Yamato Denki Ind. Co., Ltd.	Gold
Yokohama Metal Co., Ltd.	Gold	RMAP
Yuh-Cheng Material Corporation	Gold
Yunnan Copper Industry Co., Ltd.	Gold
Yunnan Gold Mining Group Co., Ltd. (YGMG)	Gold
Zhaojun Maifu	Gold
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Gold
Zhongkuang Gold Industry Co., Ltd.	Gold
Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	Gold
Zhongshan Poison Material Proprietary Co., Ltd.	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	RMAP
Zhuhai toxic materials Monopoly Ltd.	Gold
Zhuzhou Smelting Group Co., Ltd	Gold
ANHUI HERRMAN IMPEX CO.	Tantalum
Asaka Riken Co., Ltd.	Tantalum	RMAP
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	RMAP
CP Metals Inc.	Tantalum
D Block Metals, LLC	Tantalum	RMAP
Duoluoshan	Tantalum
E.S.R. Electronics	Tantalum
Exotech Inc.	Tantalum	RMAP
F&X Electro-Materials Ltd.	Tantalum	RMAP
FIR Metals & Resource Ltd.	Tantalum	RMAP
Furuuchi Chemical Corporation	Tantalum
Gannon & Scott	Tantalum
Global Advanced Metals	Tantalum
Global Advanced Metals Aizu	Tantalum	RMAP
Global Advanced Metals Boyertown	Tantalum	RMAP
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	RMAP
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Tantalum
H.C. Starck GmbH	Tantalum
H.C. Starck Hermsdorf GmbH	Tantalum	RMAP
H.C. Starck Inc.	Tantalum	RMAP
H.C. Starck Surface Technology and Ceramic Powders GmbH	Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	RMAP
Hi-Temp Specialty Metals, Inc.	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	RMAP
Jiangxi Tuohong New Raw Material	Tantalum	RMAP

Jiujiang Janny New Material Co., Ltd.	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	RMAP
Jiujiang Tanbre Co., Ltd.	Tantalum	RMAP
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	RMAP
KEMET Blue Powder	Tantalum
KEMET Corp.	Tantalum
KEMET de Mexico	Tantalum	RMAP
King-Tan Tantalum Industry Ltd.	Tantalum
AMG Brasil	Tantalum	RMAP
Meta Materials	Tantalum	RMAP
Metallurgical Products India Pvt., Ltd.	Tantalum	RMAP
Mineracao Taboca S.A.	Tantalum	RMAP
Mitsui Mining and Smelting Co., Ltd.	Tantalum	RMAP
Nantong Tongjie Electrical Co., Ltd.	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	RMAP
NPM Silmet AS	Tantalum	RMAP
Plansee SE Liezen	Tantalum
Plansee SE Reutte	Tantalum
PM Kalco Inc	Tantalum
QuantumClean	Tantalum	RMAP
Resind Industria e Comercio Ltda.	Tantalum	RMAP
Shanghai Jiangxi Metals Co., Ltd.	Tantalum
Solikamsk Magnesium Works OAO	Tantalum	RMAP
Taki Chemical Co., Ltd.	Tantalum	RMAP
TANIOBIS Co., Ltd.	Tantalum	RMAP
TANIOBIS GmbH	Tantalum	RMAP
TANIOBIS Japan Co., Ltd.	Tantalum	RMAP
TANIOBIS Smelting GmbH & Co. KG	Tantalum	RMAP
Tantalite Resources	Tantalum
Telex Metals	Tantalum	RMAP
Tranzact, Inc.	Tantalum
Ulba Metallurgical Plant JSC	Tantalum	RMAP
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	RMAP
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	RMAP
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	RMAP
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum
Zhuzhou Cemented Carbide Group Co., Ltd.	Tantalum
Alpha	Tin	RMAP
An Thai Minerals Co., Ltd.	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
Arco Alloys	Tin

Brinkmann Chemie AG	Tin
Canfield	Tin
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	RMAP
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	RMAP
China Tin Group Co., Ltd.	Tin	RMAP
Chofu Works	Tin
CNMC (Guangxi) PGMA Co., Ltd.	Tin
Cooperativa Metalurgica de Rondonia Ltda.	Tin
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin	Active
CRM Synergies	Tin	Active
CV Ayi Jaya	Tin	Active
CV Dua Sekawan	Tin
CV Duta Putra Bangka	Tin
CV Gita Pesona	Tin
CV Makmur Jaya	Tin
CV United Smelting	Tin
CV Venus Inti Perkasa	Tin	Active
Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin
Dongguan City up another metal copper processing plant	Tin
Dongguan City Xida Soldering Tin Products Co.	Tin
Dongguan lason metel materials co,.ltd	Tin
Dongguan Yuecheng metal materials Co., Ltd.	Tin
dongrong	Tin
Dowa	Tin	RMAP
Dr. soldering tin products Co., Ltd.	Tin
Dragon Silver Holdings Limited	Tin
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
EM Vinto	Tin	RMAP
Estanho de Rondonia S.A.	Tin	Active
E-tech Philippines	Tin
Exim Americana	Tin
Feinhutte Halsbrucke GmbH	Tin
Fenix Metals	Tin	RMAP
Fuji Metal Mining Corp.	Tin
Gannan Tin Smelter	Tin
Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin
Gejiu Fengming Metallurgy Chemical Plant	Tin	RMAP
Gejiu Jinye Mineral Company	Tin
Gejiu Kai Meng Industry and Trade LLC	Tin	RMAP

Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	RMAP
Gejiu Shi	Tin
GEJIU YE LIAN CHANG	Tin
Gejiu Yunxi Group Corp.	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	RMAP
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	RMAP
GEM TERMINAL CO.,LTD	Tin
Gold Bell Group	Tin
Grik Perak Malaysia	Tin
Guang zhou hong wuxi products limited	Tin
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	RMAP
GuangDong Jiatian Stannum Products Co., Ltd	Tin
GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	Tin
Guangxi Jin Lian	Tin
Guangxi Nonferrous Metals Group	Tin
Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	Tin
GUANGZHOU PACIFIC TINPLATE CO,.LTD.	Tin
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	RMAP
Guixi Smelter	Tin
Hai Yuxin Xi Zhuhai Co., Ltd.	Tin
HANDOK	Tin
HeChi Metallurgical Chemical factory	Tin
Hezhou Jinwei Tin Co., Ltd.	Tin
High-Power Surface Technology	Tin
Hongqiao Metals (Kunshan) Co., Ltd.	Tin
HuiChang Hill Tin Industry Co., Ltd.	Tin	RMAP
Huichang Jinshunda Tin Co., Ltd.	Tin	RMAP
Hulterworth Smelter	Tin
IMPAG AG	Tin
IRM	Tin
JAU JANQ ENTERPRISE CO., LTD.	Tin
Jiang Jia Wang Technology Co.	Tin
JiangXi JiaWang	Tin
Jiangxi Ketai Advanced Material Co., Ltd.	Tin
Jiangxi New Nanshan Technology Ltd.	Tin	RMAP
Jiangxi Yaosheng Tungsten Co., Ltd.	Tin
jin yi group	Tin
JinDa Metal .Co.Ltd	Tin
Ju Tai Industrial Co., Ltd.	Tin
KARAS PLATING LTD	Tin
Kemet Blue Powder	Tin

Kester inc	Tin
Kewei Tin Co.,ltd	Tin
Kovohute Pribram Nastupnicka, A.S.	Tin
KU PING ENTERPRISE CO., LTD.	Tin
Kunshan SLH solder Manufacturing Co., Ltd.	Tin
Kunshan xiubo	Tin
LANGFANG BONDTRON ELECTRONIC MATERIALS CO., LTD.	Tin
LI CHUN METALS CO. LTD.	Tin
LIAN JING	Tin
Linetech	Tin
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Tin
Linqu Xianggui Smelter Co., Ltd.	Tin
LiQiao plating	Tin
LMD	Tin
Lübeck GmbH	Tin
Luna Smelter, Ltd.	Tin	RMAP
M/s ECO Tropical Resources	Tin
Ma An Shan Shu Guang Smelter Corp.	Tin
Maanshan Dongshen electronic material factory	Tin
Ma'anshan Weitai Tin Co., Ltd.	Tin	RMAP
Magnu's Minerais Metais e Ligas Ltda.	Tin	RMAP
Malaysia Smelting Corporation (MSC)	Tin	RMAP
MARCO METALES DE MEXICO,S. DE R.L. DE C.V.	Tin
Materials Eco-Refining Co., Ltd.	Tin
Melt Metais e Ligas S.A.	Tin	RMAP
Meng neng	Tin
Metahub Industries Sdn. Bhd.	Tin
Metallic Resources, Inc.	Tin	RMAP
Metallo Belgium N.V.	Tin	RMAP
Metallo Spain S.L.U.	Tin	RMAP
Metallum Group Holding NV	Tin
Minchali Metal Industry Co., Ltd.	Tin
Mineracao Taboca S.A.	Tin	RMAP
Ming Li Jia smelt Metal Factory	Tin
Minmetals Ganzhou Tin Co. Ltd.	Tin
Minsur	Tin	RMAP
Misue Tin Smelter and Refinery	Tin
Mits-Tec (Shanghai) Co. Ltd.	Tin
Mitsubishi Materials Corporation	Tin	RMAP
Modeltech Sdn Bhd	Tin

Nantong Chun-Yuan Electronics Co.	Tin
Ney Metals and Alloys	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
Nihonhanda Co., Ltd.	Tin
NINGBO CITY CHANGZHEN COPPER CO.,LTD	Tin
NITAH	Tin
Novosibirsk Processing Plant Ltd.	Tin	Active
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	RMAP
O.M. Manufacturing Philippines, Inc.	Tin	RMAP
Ohio Precious Metals, LLC	Tin
Old City Metals Processing Co., Ltd.	Tin
OMODEO A. E S. METALLEGHE SRL	Tin
Operaciones Metalurgicas S.A.	Tin	RMAP
Pan Light Corporation	Tin
Phoenix Metal Ltd.	Tin
Pongpipat Company Limited	Tin
Precious Minerals and Smelting Limited	Tin
Primeyoung Metal Ind. (Zhuhai) Co., Ltd.	Tin
PT Alam Lestari Kencana	Tin
PT Aries Kencana Sejahtera	Tin	Active
PT Artha Cipta Langgeng	Tin	RMAP
PT ATD Makmur Mandiri Jaya	Tin	RMAP
PT Babel Inti Perkasa	Tin	RMAP
PT Babel Surya Alam Lestari	Tin	RMAP
PT Bangka Kudai Tin	Tin
PT Bangka Prima Tin	Tin
PT Bangka Putra Karya	Tin
PT Bangka Serumpun	Tin	RMAP
PT Bangka Timah Utama Sejahtera	Tin
PT Bangka Tin Industry	Tin
PT Belitung Industri Sejahtera	Tin
PT BilliTin Makmur Lestari	Tin
PT Bukit Timah	Tin	Active
PT Cipta Persada Mulia	Tin
PT Donna Kembara Jaya	Tin
PT DS Jaya Abadi	Tin
PT Eunindo Usaha Mandiri	Tin
PT Fang Di MulTindo	Tin
PT HP Metals Indonesia	Tin
PT Inti Stania Prima	Tin
PT Justindo	Tin

PT Karimun Mining	Tin
PT Kijang Jaya Mandiri	Tin
PT Koba Tin	Tin
PT Lautan Harmonis Sejahtera	Tin	Active
PT Menara Cipta Mulia	Tin	RMAP
PT Mitra Stania Prima	Tin	RMAP
PT Mitra Sukses Globalindo	Tin
PT NATARI	Tin
PT O.M. Indonesia	Tin
PT Panca Mega Persada	Tin
PT Premium Tin Indonesia	Tin
PT Prima Timah Utama	Tin	RMAP
PT Rajawali Rimba Perkasa	Tin	RMAP
PT Rajehan Ariq	Tin	RMAP
PT Refined Bangka Tin	Tin	RMAP
PT Sariwiguna Binasentosa	Tin
PT Seirama Tin Investment	Tin
PT Singkep Times Utama	Tin
PT Stanindo Inti Perkasa	Tin	RMAP
PT Sukses Inti Makmur	Tin
PT Sumber Jaya Indah	Tin
PT Supra Sukses Trinusa	Tin
PT Timah Nusantara	Tin	Active
PT Timah Tbk Kundur	Tin	RMAP
PT Timah Tbk Mentok	Tin	RMAP
PT Tinindo Inter Nusa	Tin	RMAP
PT Tirus Putra Mandiri	Tin
PT Tommy Utama	Tin
PT Wahana Perkit Jaya	Tin
PT Yinchendo Mining Industry	Tin
Resind Industria e Comercio Ltda.	Tin	RMAP
Rui Da Hung	Tin	RMAP
S. Izaguirre	Tin
Samhwa non-ferrorus Metal ind.co.ltd	Tin
Seju Industry	Tin
Semco	Tin
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	Tin
shandong huangjin	Tin
shen zhen qi xiang da hua gong gong si	Tin
Shen Zhen Rui Yun Feng Industry Co.,Ltd	Tin
Shenzhen Anchen Solder Tin Product Co., Ltd.	Tin

Shenzhen Hong Chang Metal Manufacturing Factory	Tin
Shenzhen keaixin Technology	Tin
Shenzhen Yi Cheng Industrial	Tin
Sichuan Guanghan Jiangnan casting smelters	Tin
Sigma Tin Alloy Co., Ltd.	Tin
Soft Metais Ltda.	Tin	RMAP
Solder Court Ltd.	Tin
Solnet Metal Industry Co., Ltd.	Tin
Spectro Alloys Corp.	Tin
Sun Surface Technology Co Ltd	Tin
Super Ligas	Tin	Active
Suzhou Co. Ltd.	Tin
Suzhou Nuonengda Chemical Co., Ltd.	Tin
Taicang City Nancang Metal Material Co., Ltd.	Tin
Taiwan high-tech Co., Ltd.	Tin
Taiwan Huanliang	Tin
Taiwan's lofty Enterprises Ltd.	Tin
TAP	Tin
Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin	RMAP
Thaisarco	Tin	RMAP
Three green surface technology limited company	Tin
Tianshui Ling Bo Technology Co., Ltd.	Tin
TIN PLATING GEJIU	Tin
Tin Technology & Refining	Tin	RMAP
TONG LONG	Tin
Top-Team Technology (Shenzhen) Ltd.	Tin
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
Ultracore Co., Ltd.	Tin
UNIFORCE METAL INDUSTRIAL CORP.	Tin
VQB Mineral and Trading Group JSC	Tin
Wang Yu Manufacturing Co., Ltd.	Tin
WELLEY	Tin
White Solder Metalurgia e Mineracao Ltda.	Tin	RMAP
WONIL METAL Co., Ltd.	Tin
Wu Xi Shi Yi Zheng Ji Xie She Bei Company	Tin
WUJIANG CITY LUXE TIN FACTORY	Tin
Wuxi Lantronic Electronic Co Ltd	Tin
Xia Yi Metal Industries (shares) Co., Ltd.	Tin
Xiamen Honglu Tungsten Molybdenum Co., Ltd.	Tin
Xianghualing Tin Industry Co., Ltd.	Tin
Xin Furukawa Metal ( Wuxi ) Co., Ltd.	Tin

XURI	Tin
Yifeng Tin	Tin
Yiquan Manufacturing	Tin
Yuecheng Tin Co., Ltd.	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	RMAP
Yunnan Chengo Electric Smelting Plant	Tin
Yunnan Copper Zinc Industry Co., Ltd.	Tin
Yunnan Geiju Smelting Corp.	Tin
Yunnan Industrial Co., Ltd.	Tin
Yunnan Malipo Baiyi Kuangye Co.	Tin
Yunnan Tin Company Limited	Tin	RMAP
yunnan xi ye gufen youxian gongsi	Tin
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	RMAP
Zhangzhou Xiangcheng Hongyu Building	Tin
ZHEJIANG HUANGYAN XINQIAN ELECTRICAL	Tin
ZHEJIANG KEYU METAL MATERIAL CO.,LTD	Tin
ZHEJIANG STRONG SOLDER MATERIALS	Tin
Zhongshan Jinye Smelting Co.,Ltd	Tin
Zhuhai Horyison Solder Co., Ltd.	Tin
Zu Hai Haiyuxin Tin Products Co., Ltd.	Tin
A.L.M.T. Corp.	Tungsten	RMAP
ACL Metais Eireli	Tungsten	RMAP
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten	Active
Artek LLC	Tungsten	Active
Asia Tungsten Products Vietnam Ltd.	Tungsten	RMAP
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	RMAP
China Molybdenum Tungsten Co., Ltd.	Tungsten	Active
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	RMAP
CNMC (Guangxi) PGMA Co., Ltd.	Tungsten
CP Metals Inc.	Tungsten
Cronimet Brasil Ltda	Tungsten	Active
DaeguTec Ltd.	Tungsten
DAIDO STEEL	Tungsten
Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten
Dayu Weiliang Tungsten Co., Ltd.	Tungsten
Degutea	Tungsten
Fujian Ganmin RareMetal Co., Ltd.	Tungsten	RMAP
Fujian Jinxin Tungsten Co., Ltd.	Tungsten
Ganxian Shirui New Material Co., Ltd.	Tungsten
Ganzhou Beseem Ferrotungsten Co., Ltd.	Tungsten
Ganzhou Grand Sea W & Mo Group Co., Ltd.	Tungsten

Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	RMAP
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	RMAP
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	RMAP
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	RMAP
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten
GEM Co., Ltd.	Tungsten
Global Tungsten & Powders Corp.	Tungsten	RMAP
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	RMAP
H.C. Starck Group	Tungsten
H.C. Starck Tungsten GmbH	Tungsten	RMAP
Heyuan Fuma Cemented Carbide Co., Ltd.	Tungsten
Hunan Chenzhou Mining Co., Ltd.	Tungsten	RMAP
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	RMAP
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	RMAP
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	RMAP
Hydrometallurg, JSC	Tungsten	RMAP
Japan New Metals Co., Ltd.	Tungsten	RMAP
Jiangsu Hetian Sci-Tech Material Co., Ltd.	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	RMAP
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	RMAP
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten
Jiangxi Richsea New Materials Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	RMAP
Jiangxi Xianglu Tungsten Co., Ltd.	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	RMAP
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	RMAP
JSC "Kirovgrad Hard Alloys Plant"	Tungsten	Active
Kennametal Fallon	Tungsten	RMAP
Kennametal Huntsville	Tungsten	RMAP
KGETS Co., Ltd.	Tungsten	RMAP
Lianyou Metals Co., Ltd.	Tungsten	RMAP
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	RMAP
Masan High-Tech Materials	Tungsten	RMAP
Mehra Ferro-Alloys Pvt. Ltd.	Tungsten
Moliren Ltd.	Tungsten	RMAP
Niagara Refining LLC	Tungsten	RMAP
NPP Tyazhmetprom LLC	Tungsten	Active

Philippine Chuangxin Industrial Co., Inc.	Tungsten	RMAP
Pobedit, JSC	Tungsten
Sanher Tungsten Vietnam Co., Ltd.	Tungsten
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten
Taicang City Nancang Metal Material Co.,Ltd	Tungsten
TANIOBIS Smelting GmbH & Co. KG	Tungsten	RMAP
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	RMAP
Toshiba Material Co., Ltd.	Tungsten
Tungsten Diversified Industries LLC	Tungsten
Unecha Refractory metals plant	Tungsten	RMAP
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten
Wolfram Bergbau und Hutten AG	Tungsten	RMAP
Wolfram Company CJSC	Tungsten
Woltech Korea Co., Ltd.	Tungsten	RMAP
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	RMAP
Xiamen Tungsten Co., Ltd.	Tungsten	RMAP
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	RMAP
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten
Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	Tungsten
Zhuzhou Cemented Carbide Group Co., Ltd.	Tungsten

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine the country of origin of all Conflict Minerals in the Covered Products.  However the following represent the countries of origin identified by the SORs set forth above.  The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity are described in the RCOI and due diligence discussion above.

METALS	COUNTRY OF ORIGIN
Gold	ANDORRA, AUSTRALIA, AUSTRIA, BELGIUM, BRAZIL, CANADA, CHILE, CHINA, COLOMBIA, CZECH REPUBLIC, FRANCE, GERMANY, GHANA, INDIA, INDONESIA, ITALY, JAPAN, KAZAKHSTAN, REPUBLIC OF KOREA, KYRGYZSTAN, LITHUANIA, MALAYSIA, MAURITANIA, MEXICO, NETHERLANDS, NEW ZEALAND, NORWAY, PHILIPPINES, POLAND, RUSSIAN FEDERATION, SAUDI ARABIA, SINGAPORE, SOUTH AFRICA, SPAIN, SUDAN, SWEDEN, SWITZERLAND, TAIWAN PROVINCE OF CHINA, THAILAND, TURKEY, UGANDA, UNITED ARAB EMIRATES, UNITED STATES OF AMERICA, UZBEKISTAN, ZAMBIA, ZIMBABWE.

Tantalum	AUSTRIA, BRAZIL, CHINA, ESTONIA, GERMANY, INDIA, JAPAN, KAZAKHSTAN, MEXICO, REPUBLIC OF NORTH MACEDONIA, RUSSIAN FEDERATION, SOUTH AFRICA, THAILAND, UNITED STATES OF AMERICA.

Tin	BELGIUM, BOLIVIA (PLURINATIONAL STATE OF), BRAZIL, CANADA, CHINA, CZECH REPUBLIC, GERMANY, INDIA, INDONESIA, JAPAN, REPUBLIC OF KOREA, MALAYSIA, MEXICO, MYANMAR, PERU, PHILIPPINES, POLAND, RUSSIAN FEDERATION, RWANDA, SINGAPORE, SPAIN, TAIWAN PROVINCE OF CHINA, THAILAND, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND, UNITED STATES OF AMERICA, VIETNAM.

Tungsten	AUSTRIA, BRAZIL, CHINA, GERMANY, INDIA, JAPAN, REPUBLIC OF KOREA, PHILIPPINES, RUSSIAN FEDERATION, TAIWAN PROVINCE OF CHINA, UNITED STATES OF AMERICA, VIETNAM.

Given that not all of the SORs identified by the Company’s suppliers are certified by an independent third-party, that the SOR information obtained from suppliers did not correspond specifically to products/components supplied to the Company (and may therefore include SORs and/or countries of origin that are not applicable to the Conflict Minerals used in our products), a few surveyed suppliers either did not respond to our requests for information or did not provide SOR information, and because necessary Conflict Minerals in a particular Covered Product may be sourced from multiple SORs, although the Company reasonably believes that certain of its necessary Conflict Minerals in the Covered Products may be from Covered Countries (as described above), it could not determine the country of origin for all Covered Products.  In addition, based on the foregoing, the Company was unable to determine whether the necessary Conflict Minerals in the Covered Products that may be from the Covered Countries were from recycled or scrap sources, or came from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries, as such term is defined in Rule 13p-1.  However, of all responding suppliers in the Company’s due diligence process, none indicated (at any point during the RCOI or due diligence process) that it had sourced Conflict Minerals to the Company that directly or indirectly benefited or financed armed groups (as that term is defined in Rule 13p-1) in the Covered Countries.

Celestica intends to undertake the following steps during the next compliance period to improve the due diligence conducted to further determine whether Conflict Minerals in its Covered Products are sourced from the Covered Countries, or are from recycled or scrap sources, and to mitigate the risk that its necessary Conflict Minerals sourced from Covered Countries finance or benefit armed groups, including:

∙	Engage suppliers that responded in 2020 to refresh and update sourcing information as appropriate;

∙	Review and update the list of products and associated suppliers designated as “in-scope”;

∙	Encourage suppliers to implement responsible sourcing; and

∙	Participate in industry initiatives encouraging “conflict-free” supply chains.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including, but not limited to, regulatory changes and judicial developments related to the Conflict Minerals rule; changes in or developments related to our products or supply chain; and/or industry developments relating to supply chain diligence, disclosure and other practices. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law.